EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                           Dated:  February 13, 2002





                                    ARTISAN INVESTMENT CORPORATION
                                        for itself and as general partner of
                                        ARTISAN PARTNERS LIMITED PARTNERSHIP




                                    By: /s/ Andrew A. Ziegler
                                        -----------------------------------
                                               Andrew A. Ziegler
                                               President


                                     ANDREW A. ZIEGLER

                                     /s/ Andrew A. Ziegler
                                     -------------------------------------------


                                     CARLENE MURPHY ZIEGLER

                                     /s/ Carlene Murphy Ziegler
                                     -------------------------------------------



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